Exhibit 99.1

IR CONTACT: Leslie Green
leslie.green@asteralabs.com

Astera Labs Announces Financial Results for the First Quarter of Fiscal Year 2025

•Record quarterly revenue of $159.4 million, up 13% QoQ and 144% YoY
•Strong demand for PCIe scale-up and Ethernet scale-out in custom ASIC platforms
•PCIe 6 connectivity portfolio poised to ramp in leading GPU-based rack-scale systems starting in Q2

SANTA CLARA, CA, U.S. – May 6, 2025 – Astera Labs, Inc. (Nasdaq: ALAB), a global leader in semiconductor-based connectivity solutions for cloud and AI infrastructure, today announced preliminary financial results for the first quarter of fiscal year 2025, ended March 31, 2025.

“Astera Labs started the year strong, with Q1 revenue growing 13% sequentially and 144% year-over-year, and exceeding our first quarter guidance for gross margin and earnings per share,” said Jitendra Mohan, Astera Labs’ Chief Executive Officer. “Our design wins across AI platforms, expanding portfolio with increasing value for customers, and significant traction with Scorpio fabric solutions strategically position us as a critical connectivity supplier for the entire AI rack. During the quarter, we saw strong demand for PCIe scale-up and Ethernet scale-out connectivity solutions in custom ASIC platforms, along with initial shipments for Scorpio P-Series and Aries 6 Retimers for merchant GPU-based platforms. These factors and new opportunities for scale-up interconnects boost our confidence in accelerating R&D development to further strengthen our connectivity platform and to deliver results that outpace industry growth.”

First Quarter 2025 Financial Highlights

GAAP Financial Results:
•Revenue of $159.4 million, up 13% sequentially and up 144% year-over-year
•GAAP gross margin of 74.9%
•GAAP operating income of $11.3 million
•GAAP operating margin of 7.1%
•GAAP net income of $31.8 million
•GAAP diluted earnings per share of $0.18

Non-GAAP Financial Results (excluding the impact of stock-based compensation expense and the income tax effects of non-GAAP adjustments):
•Non-GAAP gross margin of 74.9%
•Non-GAAP operating income of $53.7 million
•Non-GAAP operating margin of 33.7%
•Non-GAAP net income of $59.6 million
•Non-GAAP diluted earnings per share of $0.33

Q1 2025 and Recent Business Highlights
•Announced the production ramp of our PCIe Gen 6 connectivity portfolio to drive next-generation AI and cloud infrastructure deployments. We are currently shipping PCIe Gen 6 Scorpio P-Series Smart Fabric Switches, Aries 6 PCIe/CXL Smart Retimers, and Aries 6 PCIe Smart Cable Modules. We have also recently added Aries 6 PCIe Smart Gearboxes, and will continue to expand the portfolio with PCIe 6 over Optics Technology. This broad PCIe 6 portfolio seamlessly integrates with our COSMOS software suite to deliver a smart, customizable connectivity backbone that enables data center observability, enhanced security, and extensive fleet management capabilities.
•Introduced a PCIe 6-ready reference design based on NVIDIA Blackwell-based MGX platform leveraging Scorpio Smart Fabric Switches for AI and cloud infrastructure. The modular design scales across different NVIDIA MGX configurations to accelerate time-to-market and deliver leading performance for next-generation AI systems. Scorpio-based solutions enable customers to maximize GPU productivity through enhanced data center observability, telemetry, and diagnostics using our COSMOS rack-scale management software.
•Ultra Accelerator Link™ (UALink™) Consortium announced the ratification of the UALink 200G 1.0 Specification which defines a low-latency, high-bandwidth interconnect for communication between accelerators and switches supporting up to 1,024 accelerators within an AI computing pod. As a board member and key contributor, Astera Labs proudly supports this new standard and is uniquely positioned to lead in this space by delivering a complete portfolio of connectivity solutions based on our deep expertise within scalable AI infrastructure.
•Expanded our Cloud-Scale Interop Lab to accelerate time-to-market of PCIe 6 AI platforms powered by Scorpio Smart Fabric Switches. Rigorous interoperability and performance testing of Scorpio P-Series Fabric Switches is accomplished with a wide range of PCIe 6.x exercisers, analyzers, GPUs, CPUs, NICs and SSDs across multiple PCIe generations and topologies. At the GTC 2025 show, we showcased the first end-to-end PCIe 6 interoperability with NVIDIA’s Blackwell GPU and Micron’s NVMe SSD with both our Aries 6 PCIe Smart Retimer and Scorpio-P PCIe Smart Fabric Switch. The expansion of our Cloud-Scale Interop Lab will enable customers to design with confidence, minimize interoperation risk, and reduce overall development time and costs.
•Appointed seasoned technology industry veteran Dr. Craig Barratt to our Board of Directors. Dr. Barratt brings decades of experience as an impactful leader and board member across multiple networking, semiconductor, and medical device companies. His deep technical expertise and strategic insights will provide Astera Labs with critical guidance that assists our efforts in expanding our leadership position in high-performance connectivity solutions for AI and cloud infrastructure.

Second Quarter of Fiscal 2025 Financial Outlook

Based on current business trends and conditions, Astera Labs estimates the following:

GAAP Financial Outlook:
•Revenue within a range of $170 million to $175 million
•GAAP gross margin of approximately 74%
•GAAP operating expenses within a range of approximately $113 million to $115 million
•GAAP tax rate of approximately 21%
•GAAP diluted earnings per share within a range of approximately $0.10 to $0.11 on weighted-average diluted shares outstanding of approximately 178 million

Non-GAAP Financial Outlook (excluding the impact of stock-based compensation expense and the income tax effects of non-GAAP adjustments):
•Non-GAAP gross margin of approximately 74%

•Non-GAAP operating expenses within a range of approximately $73 million to $75 million
•Non-GAAP tax rate of approximately 10%
•Non-GAAP diluted earnings per share within a range of approximately $0.32 to $0.33 on non-GAAP weighted-average diluted shares outstanding of approximately 178 million

Earnings Webcast and Conference Call
Astera Labs will host a conference call to review its financial results for the first quarter of fiscal 2025 and to discuss our financial outlook today at 1:30 p.m. Pacific Time. Interested parties may join the conference call by dialing 1-800-715-9871 and using conference ID 5908687. The call will also be webcast and can be accessed at the Astera Labs website at https://ir.asteralabs.com/. The webcast will be recorded and available for replay on the company’s website for the next six months.

Discussion of Non-GAAP Financial Measures
We use certain non-GAAP financial measures, including those concerning our financial outlook, to supplement the performance measures in our consolidated financial statements, which are presented in accordance with GAAP. A reconciliation of these non-GAAP measures to the closest GAAP measure can be found later in this release. The timing and impact of any adjustments to arrive at the corresponding GAAP financial measures concerning our financial outlook are inherently dependent on future events that are typically uncertain or that may be outside of our control. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net income, non-GAAP pro forma diluted earnings per share, and non-GAAP pro forma weighted-average share count. We use these non-GAAP financial measures for financial and operational decision-making and as a means to assist us in evaluating period-to-period comparisons. By excluding certain items that may not be indicative of our recurring core operating results, we believe that, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net income, non-GAAP pro forma diluted earnings per share, and non-GAAP pro forma weighted-average share count provide meaningful supplemental information regarding our performance. Accordingly, we believe these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by our institutional investors and the analyst community to help them analyze the health of our business. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense
We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate non-cash stock-based compensation expense using a variety of valuation methodologies and subjective assumptions. Moreover, stock-based compensation expense is a non-cash charge that can vary significantly from period to period for reasons that are unrelated to our core operating performance, and therefore excluding this item provides investors and other users of our financial information with information that allows meaningful comparisons of our business performance across periods.

Employer payroll taxes related to stock-based compensation resulting from our IPO
We exclude employer payroll taxes related to the time-based vesting and net settlement of restricted stock units in connection with our initial public offering (the “IPO”), because this does not correlate to the operation of our business. We believe that excluding this item provides meaningful supplemental information regarding operational performance given the amount of employer payroll tax-related items on employee stock transactions was immaterial prior to our IPO.

Income tax effect
This represents the impact of the non-GAAP adjustments on an after-tax basis and one-off discrete tax adjustments that are unrelated to our core operating performance in connection with the presentation of non-GAAP net income and non-GAAP net income per diluted share. This approach is designed to enhance investors’ ability to understand the impact of our non-GAAP tax expense on our current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments.

Non-GAAP pro forma weighted-average shares to compute non-GAAP pro forma net income per share
We present non-GAAP pro forma weighted-average shares, assuming our redeemable convertible preferred stock is converted from the beginning of each respective periods presented, to provide meaningful supplemental information regarding EPS trend on a consistent basis. All of our outstanding redeemable preferred stock converted into the equivalent number of shares of common stock in connection with our IPO.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements based on Astera Labs' current expectations. The words "believe," “confidence,” “continue,” “deliver,” “enable,” "estimate," "expect," "intend," “may,” “opportunities,” “provide,” "will," and similar phrases as they relate to Astera Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Astera Labs as of May 6, 2025, and are subject to various assumptions, beliefs, risks and uncertainties that could cause actual results to differ materially from expectations. These forward-looking statements include, but are not limited to, statements regarding our future operating results, financial position and guidance, including for the second quarter of fiscal 2025; our business strategy and plans, including our ability to accelerate R&D development, expand our product offerings, increase our market opportunity, and scale our connectivity platform; our objectives for future operations; our development, delivery and/or testing (e.g., via our Cloud-Scale Interop Lab) of new or enhanced products such as our PCIe 6 connectivity solutions and our Scorpio P-Series Smart Fabric Switches and the anticipated performance and results of those products for our customers; our competitive positioning; our R&D and strategic IP plans; our board composition and the effects thereof; and macroeconomic trends in cloud and AI infrastructure. A variety of risks and factors that are beyond our control could cause actual results to differ materially from those in the forward-looking statements including, without limitation: the competitive and cyclical nature of the semiconductor industry; the concentration of our customer base; the changes in demand for AI; the macroeconomic and/or geopolitical environment, including economic uncertainty and increased volatility in the capital markets; risks that demand for our products and the supply chain may be adversely affected, including by the imposition of tariffs by the United States or any other jurisdiction and any corresponding retaliatory tariffs, changes in political policies, military conflict (such as between Russia/Ukraine and Israel/Hamas), terrorism, sanctions or other geopolitical events globally (including conflict between Taiwan and China); quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with managing international activities (including trade barriers, particularly with respect to China); absence of long-term commitments from customers; risks that Astera Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; stock price volatility; information technology risks, including cyber-attacks against Astera Labs' products and its networks; and other risks and uncertainties that are detailed under the caption “Risk Factors” and elsewhere in our Annual Report on 10-K, as filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2025, and in subsequent Quarterly Reports on Form 10-Q filed with the SEC and the other SEC filings and reports Astera Labs may make from time to time. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor(s) may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Accordingly, you should not unduly rely on any of the forward-looking statements. Astera Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

About Astera Labs
Our PCIe, CXL and Ethernet semiconductor-based connectivity solutions are purpose-built to unleash the full potential of accelerated computing at cloud-scale. Inspired by trusted partnerships with hyperscalers and the data center ecosystem, we are an innovation leader of products that are customizable, interoperable, and reliable. Discover how we are transforming AI and modern data-driven applications at www.asteralabs.com.

ASTERA LABS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	As of
	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$86,431	$79,551
Marketable securities	838,295	834,750
Accounts receivable, net	69,778	38,811
Inventory	51,057	43,215
Prepaid expenses and other current assets	30,258	16,652
Total current assets	1,075,819	1,012,979
Property and equipment, net	39,474	35,651
Other assets	6,401	5,878
Total assets	$1,121,694	$1,054,508

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$29,513	$26,918
Accrued expenses and other current liabilities	47,767	59,624
Total current liabilities	77,280	86,542
Other liabilities	2,852	3,167
Total liabilities	80,132	89,709

Stockholders’ equity
Common stock	16	16
Additional paid-in capital	1,216,495	1,173,153
Accumulated other comprehensive income	2,028	426
Accumulated deficit	(176,977)	(208,796)
Total stockholders’ equity	1,041,562	964,799
Total liabilities and stockholders’ equity	$1,121,694	$1,054,508

ASTERA LABS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Revenue	$159,442	$141,096	$65,258
Cost of revenue	40,031	36,648	14,738
Gross profit	119,411	104,448	50,520

Operating expenses
Research and development	64,554	56,524	53,558
Sales and marketing	21,702	22,818	55,510
General and administrative	21,870	24,962	24,419
Total operating expenses	108,126	104,304	133,487
Operating income (loss)	11,285	144	(82,967)
Interest income	10,432	10,558	2,554
Income (loss) before income taxes	21,717	10,702	(80,413)
Income tax (benefit) provision	(10,102)	(14,011)	12,582
Net income (loss)	$31,819	$24,713	$(92,995)

Net income (loss) per share attributable to common stockholders:
Basic	$0.19	$0.15	$(1.77)
Diluted	$0.18	$0.14	$(1.77)
Weighted-average shares used in calculating net income (loss) per share attributable to common stockholders:
Basic	163,194	159,895	52,532
Diluted	178,116	177,559	52,532

ASTERA LABS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Three Months Ended
	March 31, 2025	March 31, 2024
Cash flows from operating activities
Net income (loss)	$31,819	$(92,995)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Stock-based compensation	42,446	97,768
Depreciation and amortization	1,125	614
Non-cash operating lease expense	696	522
Warrants contra revenue	374	110
Accretion of discounts on marketable securities	(2,542)	(568)
Other, net	(1,025)	430
Changes in operating assets and liabilities:
Accounts receivable, net	(30,968)	(8,422)
Inventory	(6,787)	(5,900)
Prepaid expenses and other assets	(14,495)	(2,666)
Accounts payable	2,226	4,973
Accrued expenses and other liabilities	(11,676)	10,224
Operating lease liability	(689)	(438)
Net cash provided by operating activities	10,504	3,652

Cash flows from investing activities
Purchases of property and equipment	(4,539)	(3,424)
Purchases of marketable securities	(190,821)	(23,308)
Sales and maturities of marketable securities	191,420	22,481
Net cash used in investing activities	(3,940)	(4,251)

Cash flows from financing activities
Proceeds from issuance of common stock in connection with initial public offering, net of underwriting discounts and commissions	—	672,198
Payment of deferred offering costs	—	(1,756)
Tax withholding related to net share settlements of restricted stock units	—	(20,111)
Proceeds from exercises of stock options, net of repurchases	386	1,247
Net cash provided by financing activities	386	651,578
Net increase in cash, cash equivalents, and restricted cash	6,950	650,979
Cash, cash equivalents, and restricted cash
Beginning of the period	80,044	45,098
End of the period	$86,994	$696,077

ASTERA LABS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands, except percentages and per share amounts)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
GAAP gross profit	$119,411	$104,448	$50,520
Stock-based compensation expense upon IPO (1)	—	—	516
Stock-based compensation expense	(38)	131	12
Non-GAAP gross profit	$119,373	$104,579	$51,048

GAAP gross margin	74.9%	74.0%	77.4%
Stock-based compensation expense upon IPO (1)	—	—	0.8
Stock-based compensation expense	—	0.1	—
Non-GAAP gross margin	74.9%	74.1%	78.2%

GAAP operating income (loss)	$11,285	$144	$(82,967)
Stock-based compensation expense upon IPO (1)	—	—	88,873
Stock-based compensation expense	42,446	48,218	8,895
Employer payroll tax related to stock-based compensation from IPO (2)	—	—	1,072
Non-GAAP operating income	$53,731	$48,362	$15,873

GAAP operating margin	7.1%	0.1%	(127.1)%
Stock-based compensation expense upon IPO (1)	—	—	136.2
Stock-based compensation expense	26.6	34.2	13.6
Employer payroll tax related to stock-based compensation from IPO (2)	—	—	1.6
Non-GAAP operating margin	33.7%	34.3%	24.3%

GAAP net income (loss)	$31,819	$24,713	$(92,995)
Stock-based compensation expense upon IPO (1)	—	—	88,873
Stock-based compensation expense	42,446	48,218	8,895
Employer payroll tax related to stock-based compensation from IPO (2)	—	—	1,072
Income tax effect (3)	(14,638)	(6,439)	8,485
Non-GAAP net income	$59,627	$66,492	$14,330

Net income (loss) per share attributable to common stockholders:
GAAP - basic	$0.19	$0.15	$(1.77)
GAAP - diluted	$0.18	$0.14	$(1.77)
Non-GAAP pro forma - diluted	$0.33	$0.37	$0.10

Weighted average shares used to compute net income (loss) per share attributable to common stockholders:
GAAP - basic	163,194	159,895	52,532
GAAP - diluted	178,116	177,559	52,532
Non-GAAP pro forma - diluted (4)	178,116	177,559	147,514
____________________

(1) Stock-based compensation expense recognized in connection with the time-based vesting and settlement of RSUs that had previously met the time-based vesting condition and for which the liquidity event vesting condition was satisfied in connection with our IPO.
(2) Employer payroll taxes related to the time-based vesting and settlement of RSUs, that had previously met the time-based vesting condition and for which the liquidity event vesting condition was satisfied in connection with our IPO.
(3) Income tax effect is calculated based on the tax laws in the jurisdictions in which we operate and is calculated to exclude the impact of stock-based compensation expense and one-off discrete tax adjustments that are unrelated to our core operating performance. We no longer maintain valuation allowance for non-GAAP purposes due to our profitability on a non-GAAP basis. For the three months ended March 31, 2025, December 31, 2024, and March 31, 2024, the non-GAAP tax expense (benefit) rate was 7%, (13%), and 22%, respectively.
(4) We present the non-GAAP pro-forma weighted average shares to provide meaningful supplemental information of comparable shares for each period presented. The non-GAAP pro forma weighted average shares is calculated as follows:

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Shares used to compute GAAP net income (loss) per share attributable to common stockholders - diluted	178,116	177,559	52,532
Weighted average effect of the assumed conversion of redeemable convertible preferred stock from the beginning of the periods	—	—	78,905
Effect of dilutive equivalent shares	—	—	16,077
Shares used to compute non-GAAP pro forma net income per share - diluted	178,116	177,559	147,514

ASTERA LABS, INC.,
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK (Unaudited)
(In millions, except percentages and per share amounts)

	Outlook for Three Months Ending June 30, 2025
	Low	High
GAAP gross margin	74.0%	74.0%
Stock-based compensation expense	—	—
Non-GAAP gross margin	74.0%	74.0%

GAAP operating expense	$113	$115
Stock-based compensation expense	40	40
Non-GAAP operating expense	$73	$75

GAAP tax rate	21%	21%
Income tax effect	(11)	(11)
Non-GAAP tax rate	10%	10%

GAAP EPS - diluted	$0.10	$0.11
Stock-based compensation expense and income tax effect	0.22	0.22
Non-GAAP EPS - diluted	$0.32	$0.33

ASTERA LABS, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
STOCK-BASED COMPENSATION EXPENSE (Unaudited)
(In thousands)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Cost of revenue	$(38)	$131	$528
Research and development	19,186	18,808	30,007
Sales and marketing	12,319	14,671	49,258
General and administrative	10,979	14,608	17,975
Total stock-based compensation expense (1)	$42,446	$48,218	$97,768
____________________
(1) Stock-based compensation expense recognized during the three months ended March 31, 2024 included $88.9 million of cumulative stock-based compensation expense related to the time-based vesting and settlement of RSUs that had previously met the time-based vesting condition and for which the liquidity event vesting condition was satisfied in connection with our IPO.